China LianDi Completes Reverse Merger with Remediation Services and Completes $27.55 Million Private Placement

Beijing, PRC March 1, 2010 – China LianDi Clean Technology Engineering Ltd. (OTCBB: RMSI), (“China LianDi” or “the Company”), a leading provider of clean technology, downstream flow equipment, engineering services and software for China’s leading petroleum and petrochemical companies, announced today that it completed a reverse merger with Remediation Services, Inc. (“Remediation”), effective February 26, 2010. In connection with the transaction, Remediation received 100% of the issued and outstanding ordinary shares of China LianDi, which became a wholly-owned subsidiary of the Company.

Simultaneous with the reverse merger, the Company closed a private placement (the "Offering") for 787,342 investment units (the “Units”). The Units include a total of 787,342 ordinary common shares, 7,086,078 shares of Series A preferred stock convertible into ordinary common shares, in addition to 1,968,363 Class A Warrants with an exercise price of $4.50 per share and 1,968,363 Class B Warrants with an exercise price of $5.75. The Company plans to use the net proceeds for construction of a delayed coking equipment production plant, systems integration and software development, and general working capital needs. TriPoint Global Equities, LLC, acted as placement agent and M&A advisor on the transaction.

As a component of the private placement, management entered into a Make Good provision which includes a performance threshold of $20.5 million in net income for fiscal year ending March 31, 2011, as determined in accordance with GAAP, as adjusted for certain non-cash charges.

As a result of this placement, the Company now has 28,571,430 shares of common stock issued and outstanding, 7,086,078 shares of  preferred stock outstanding (convertible into the same number of shares of common stock), and warrants outstanding exercisable for an aggregate of 3,936,726 shares of common stock.  Assuming our preferred stock is fully converted and no warrants are exercised, management and insiders own approximately 80.5% of the common stock of the Company.

“The successful completion of our merger and private placement transaction for China LianDi are important accomplishments for several reasons,” stated Mr. Jianzhong Zuo, Chairman, Chief Executive Officer and President of the Company. “The rapid growth in petroleum exploration and consumption in China has driven record contract signings and backlog for our products. The focus on introducing clean technology solutions to the petroleum and petrochemical industries has created a significant growth opportunity and we intend to leverage our relationships to deliver an industry leading product for oil refiners across the PRC.”

China LianDi was established in July 2006 to serve the largest Chinese petroleum and petrochemical companies. Through its four operating subsidiaries, HuaShen Trading (International) Ltd., Petrochemical Engineering Ltd., Bright Flow Control Ltd. and Beijing JianXin Petrochemical Engineering Ltd., the Company distributes a wide range of customized valves and equipment and provides associated value-added technical and integration services. The Company also develops and markets proprietary optimization software for the polymerization process.

In addition, LianDi is focused on the large, rapidly growing, clean technology market for oil refineries, projected to reach over $1 billion in the next 10 years. This market is expected to benefit from favorable Chinese government policies, including tax benefits and other incentives. The Company is a pioneer in modernizing China’s delayed coking industry and will be the first to install clean and safe enclosed unheading units in the fall of 2010. Delayed coking is a critical component of the petroleum refinery cycle where heavy oils are “cracked” into more valuable light liquid products, with gas and solid coke as byproducts, but is one of the most polluting steps of the refining process. Unheading units are used in delayed coking to “unhead” or open the coke drum for the removal of the residual coke. The Company plans to assemble these units in its new facility which is expected to operational in late 2010 and will be the first of its kind in China.

For fiscal year 2009, which ended March 31, the Company generated revenue of $31.3 million and net income of $7.1 million, representing 360% and 196% growth over fiscal 2008 respectively, which resulted from its experienced sales and implementation team. For fiscal year 2010, the Company anticipates revenue of $70.2 million and net income of $15.1 million, representing approximately 124% and 112% year-over-year growth, respectively, with approximately 66% revenue growth anticipated for fiscal year 2011.

With over 8 million barrels per day (bbl/d) of oil consumption and 4.1 million bbl/d in oil imports in 2009, China is the second-largest oil consumer in the world behind the United States. Energy Information Administration (EIA) forecasts that China’s oil consumption will continue to grow during 2010, with oil demand reaching 8.2 million bbl/d. The anticipated growth between 2008 and 2010 represents 31 percent of projected world oil demand growth in the non-OECD countries. According to Oil & Gas Journal (OGJ), China had 16 billion barrels of proven oil reserves as of January 2009 with 6.4 million bbl/d of crude oil refining capacity at 53 facilities. China’s National Energy Administration’s (NEA) goal is to raise refining capacity to 8.8 million bbl/d by 2011.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities referenced herein in any jurisdiction to any person.

The shares of common stock issued in connection with the transactions have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. The Company has agreed to file a registration statement covering the resale of the shares of common stock issued in the private placement and certain other shares, within 45 days of closing.

The Company will file within four business days of the closing a Form 8-K with the Securities and Exchange Commission describing in more detail the terms of the reverse merger and the private placement. Viewers should read this report in its entirety and refer to all risk disclosures.

About TriPoint Global Equities, LLC

TriPoint Global Equities, LLC (“TriPoint Global”), a FINRA member firm, is a boutique investment bank that provides U.S. and non-U.S. companies of up to $500 million in revenue with capital raising, corporate finance advisory services and assistance with navigating the regulatory environment for companies listing on U.S. markets. TriPoint Global maintains specialized practices in institutional private placements, mergers and acquisitions, and corporate finance. TriPoint has offices in New York and Washington, D.C. For more information, please visit www.tripointglobalequities.com.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain “forward-looking statements” relating to the business of China LianDi Clean Technology Engineering Ltd., and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the impact of the proceeds from the private placement on the Company’s short term business and operations,; the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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